Exhibit 10.4

Sale Contract

Signature Site: Shanghai

Purchaser (Party A): Shanghai Senhong Metal Co., Ltd.

Seller (Party B): The Fifth Season (Zhejiang) Trade Co., Ltd.

1. Name, Quantity and Price

Name	Warehouse	Trademark	Quantity (ton)	Unit Price (RMB/ton)	Amount (RMB)
Copper	Humin Ku	Jinchuandaban	119.9145	57692	6,918,107.33
Copper	Tieshan Ku	Jiangtong ISA	49.267	57692	2,842,311.76
Copper	Humin Ku	Guiye	130.013	57692	7,500,710
Total			299.1945		17,261,129.09

2. Delivery Method and Time

Delivery Method: pay before August 11, 2010

Delivery Time: collect on August 11, 2010, full payment before collection

3. Product Criterion: GB/T467-1997

4. Inspection Method and Time Limit: Party A shall inspect the goods before collecting and raise the objection within three days after delivery..

5. Packing Standard: complied with Hu Jin Jiaoge (1999) No. 10 Exhibit (1)

6. Objection Response Time Limit: Party B shall response to objection with three days after receiving Party A’s objection, otherwise, the objection shall be deemed as accepted.

7. Transportation Fees: Party A is liable for packing and transportation fees.

8. Acceptable Scope for Quantity: +/- 0.2%, exceeding part shall be settled by both parties

9. Payment Method: cash & spots

10. Any disputes related to this agreement can be brought to Hangzhou People’s Court if both parties cannot reach consensus.

11. Miscellaneous:

1) This agreement shall be effective after signing of both parties.

2) This agreement can be set by facsimile which has the same effect with the originals.

3) The aforementioned price includes value added tax. Party B shall offer the invoice of value added tax.

(This page is for signature only and has no text.)

Party A (Buyer): Shanghai Senhong Metal Co., Ltd.
By: /sealed/ Shanghai Senhong Metal Co., Ltd.
Date: August 11, 2010

Party B (Seller): The Fifth Season (Zhejiang) Trade Co., Ltd
By: /sealed/The Fifth Season (Zhejiang) Trade Co., Ltd
Date: August 11, 2010